Exhibit 24.2
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints James J. Mermis and R. Joshua Koch, Jr., and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Registration No. 333-136567) of Superior Offshore International, Inc., a Delaware corporation, any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereto signed this Power of Attorney this 10 day of January, 2007.

/s/ Roger D. Burks
Roger D. Burks